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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                December 28, 2000


                          BEACON CAPITAL PARTNERS, INC.
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)


         Maryland                      000-24905                04-3403281
----------------------------    ------------------------    -------------------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                      Identification No.)


          One Federal Street, 26th Floor, Boston, Massachusetts, 02110
          ------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 457-0400

                                 --------------


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ITEM 5.  OTHER EVENTS

         On December 28, 2000, a joint venture between Beacon Capital Partners, Inc. ("Beacon") and an entity affiliated with PaineWebber sold One Kendall Square for $192 million to a joint venture between Lincoln Property Company, Dallas, Texas, and The J.E. Robert Companies, McLean, Virginia (collectively, the "Buyers"). The purchase price was determined in arms-length negotiations between the joint venturers and the Buyers. Following the sale, the joint venture distributed the majority of the sale proceeds to the joint venturers.

         As a result of the sale, Beacon will make a special dividend distribution to its unitholders and shareholders. The distribution, amounting to $2.00 per share or unit, will be paid to unitholders of Beacon Capital Partners, L.P. and to shareholders of Beacon, each as of a record date of January 5, 2001. The payment date for the special dividend is expected to be January 19, 2001.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits

         Exhibit 99.1 - Press Release of Beacon Capital Partners, Inc., dated January 3, 2001


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 BEACON CAPITAL PARTNERS, INC.


Date:  January 3, 2001                           By: /s/ Randy J. Parker
                                                     -------------------------
                                                     Randy J. Parker
                                                     Senior Vice President and
                                                        Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION

Exhibit 99.1      Press Release of Beacon Capital Partners, Inc., dated
                  January 3, 2001